PRUDENTIAL EUROPE GROWTH FUND, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                                    June 13, 2003


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential Europe Growth Fund, Inc.
                  File No. 811-7167


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended April 30, 2003. The enclosed is being filed electronically via the EDGAR System.



                                              Yours truly,


                                    /s/ Jonathan D. Shain
                                        Jonathan D. Shain
                                        Secretary

Enclosure




         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 13th day of June 2003.



	Prudential Europe Growth Fund, Inc.



Witness: /s/ Floyd L. Hoelscher	By: /s/ Jonathan D. Shain
	Floyd L. Hoelscher	Jonathan D. Shain
Secretary





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